SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2006

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On April 4, 2006, WorldSpace (China) Information Technology Ltd. (“WorldSpace China”), a wholly-owned subsidiary of WorldSpace, Inc., entered into a Cooperation Agreement, effective as of April 1, 2006 (the “Agreement”), with Xi’an Tongshi Technology Limited (“Tongshi”). The Cooperation Agreement replaces an earlier Cooperation Agreement between WorldSpace China and Tongshi dated December 12, 2001. Tongshi engages in the development, production and sale of electronic products and in the development of digital transmission technology.

Under the Agreement, WorldSpace China authorizes Tongshi, by using WorldSpace intellectual property rights, combined with Tongshi’s improvement thereon, to engage in the manufacture, promotion and sales of the WorldSpace China Receiver and the WorldSpace China PC Card, which are receivers and PC cards produced and sold by Tongshi using WorldSpace receiver and PC card technologies, which are capable of receiving a multimedia service, primarily consisting of Shanghai and Shenzhen stock information transmitted in China through the WorldSpace DARS system according to the WorldSpace Satellite Capacity Service and Uplink Service Agreement between Beijing Guoxin Synchronous Data System Technology Limited and China Satellite Telecommunication Group Corporation. WorldSpace China and Tongshi will enter into a separate technology license agreement regarding such license. The parties may add other models of receivers and PC cards to the Agreement from time to time.

WorldSpace China agrees to provide Tongshi with technology management consultation services relating to the WorldSpace China Receiver and the WorldSpace China PC Card and multimedia information. Tongshi will use its own capital, personnel and intellectual property to improve and optimize certain hardware and software intended for use in the WorldSpace DARS system and the stock quote information service, in order to satisfy WorldSpace China’s technology standards and to facilitate practical use in China. Tongshi will also provide technical support, including technical maintenance, technical consultation and personnel assistance.

Under the Agreement, WorldSpace China is entitled to a quarterly fee of 70% of Tongshi’s quarterly income from the sale of the WorldSpace China Receiver and the WorldSpace China PC Card minus costs and expenses.

The Agreement will expire May 30, 2008, unless earlier terminated under customary early termination provisions. In addition, under certain circumstances, the Agreement may be terminated if the economic interest of either party is materially impaired due to any change in the laws of the People’s Republic of China.

The foregoing description does not purport to be a complete description of the terms of the Agreement, and this description is qualified in its entirety by the terms of the definitive Agreement, which is attached as an exhibit to this Current Report on Form 8-K, and which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibit is filed as part of this report:

Exhibit 1.1	Cooperation Agreement, dated April 4, 2006, between WorldSpace (China) Information Technology Ltd. and Xi’an Tongshi Technology Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2006

WORLDSPACE, INC.
(Registrant)

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Number	Exhibit
1.1	Cooperation Agreement, dated April 4, 2006, between WorldSpace (China) Information Technology Ltd. and Xi’an Tongshi Technology Limited